EXHIBIT 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.CHP 959 Lane CA MOB Owner, LLC
2.CHP 971 Lane CA MOB Owner, LLC
3.CHP Abilene TX Holding GP, LLC
4.CHP Abilene TX Holding, LP
5.CHP Abilene TX MOB GP, LLC
6.CHP Abilene TX MOB Owner, LP
7.CHP Albuquerque NM Owner, LLC
8.CHP Albuquerque NM Tenant Corp. (d/b/a Palmilla Senior Living) in New Mexico
9.CHP Anderson IN Senior Living Owner, LLC
10.CHP Auburn WA Owner, LLC
11.CHP Auburn WA Tenant Corp. (d/b/a Prestige Senior Living Auburn Meadows) in Washington
12.CHP Austin TX Holding GP, LLC
13.CHP Austin TX Holding, LP
14.CHP Austin TX Owner GP, LLC
15.CHP Austin TX Senior Living Owner, LP
16.CHP Austin TX Tenant Corp. (d/b/a The Pavilion at Great Hills) in Texas
17.CHP Batesville Healthcare Owner, LLC
18.CHP Bay Medical CA MOB Owner, LLC
19.CHP Beaumont Lending, LLC
20.CHP Beaumont TX Surgical Owner, LLC
21.CHP Beaverton OR Owner, LLC
22.CHP Beaverton OR Tenant Corp. (d/b/a Prestige Senior Living Beaverton Hills) in Oregon
23.CHP Bend OR MOB Owner, LLC
24.CHP Bend-High Desert OR Owner, LLC
25.CHP Bend-High Desert OR Tenant Corp. (d/b/a Prestige Senior Living High Desert) in Oregon
26.CHP Billings MT Owner, LLC
27.CHP Billings MT Tenant Corp. (d/b/a MorningStar of Billings) in Montana
28.CHP Birmingham AL MOB Owner, LLC
29.CHP Boise ID Owner, LLC
30.CHP Boise ID Tenant Corp. (d/b/a MorningStar of Boise) in Idaho
31.CHP Broadway Healthcare Owner, LLC
32.CHP Calvert MOB Owner, LLC
33.CHP Cary NC MOB Owner, LLC
34.CHP Cascadia Partners I, LLC
35.CHP Central Wing Annex MOB Owner, LLC
36.CHP Chapel Hill NC MOB Owner, LLC

37.CHP Chestnut Commons OH MOB Owner, LLC
38.CHP Chula Vista CA MOB Owner, LLC
39.CHP Cincinnati OH MOB Owner, LLC
40.CHP Claremont CA Owner, LLC
41.CHP Claremont Holding, LLC
42.CHP Clyde NC MOB Owner, LLC
43.CHP Collierville TN Owner, LLC
44.CHP Collierville TN Tenant Corp. (d/b/a Hearthside Senior Living of Collierville) in Tennessee
45.CHP Columbia MO Plaza 1 MOB Owner, LLC
46.CHP Columbia MO Plaza 2 MOB Owner, LLC
47.CHP Columbia MO Plaza 4 MOB Owner, LLC
48.CHP Columbia SC Owner, LLC
49.CHP Columbia SC Tenant Corp.
50.CHP Coral Springs FL MOB Owner, LLC
51.CHP Corvallis-West Hills OR Owner, LLC
52.CHP Corvallis-West Hills OR Tenant Corp. (d/b/a Prestige Senior Living West Hills) in Oregon
53.CHP Cypress Partners I, LLC
54.CHP Duluth GA Senior Living Owner, LLC
55.CHP Dunkirk MOB Owner, LLC
56.CHP Durham NC MOB Owner, LLC
57.CHP Escondido CA MOB Owner, LLC
58.CHP Frederick MD - Liberty MOB Owner, LLC
59.CHP Frederick MD - Patriot MOB Owner, LLC
60.CHP Glendale CA MOB Owner, LLC
61.CHP GP, LLC
62.CHP Grand Junction CO Senior Living, LLC
63.CHP Grayson GA Owner, LLC
64.CHP Grayson GA Tenant Corp.
65.CHP Greenville SC Owner, LLC
66.CHP Greenville SC Tenant Corp.
67.CHP Gresham-Huntington Terrace OR Owner, LLC
68.CHP Gresham-Huntington Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Huntington Terrace)
69.CHP Gulf Breeze FL Senior Living Owner, LLC
70.CHP Gulf Breeze FL Tenant Corp. (d/b/a The Beacon at Gulf Breeze) in Florida
71.CHP Henderson NV Pavilion IV MOB Owner, LLC
72.CHP Henderson NV Pavilion V MOB Owner, LLC
73.CHP Henderson NV Pavilion VI MOB Owner, LLC
74.CHP Hospital Holding, LLC
75.CHP Houston TX Hospital Land Owner, LLC
76.CHP Houston TX Hospital Owner, LLC
77.CHP Houston TX MOB Owner, LLC

78.CHP Huntersville MOB Parent, LLC
79.CHP Huntersville NC MOB Owner, LLC
80.CHP Hurst TX Surgical Owner, LLC
81.CHP Idaho Falls ID Owner, LLC
82.CHP Idaho Falls ID Tenant Corp. (d/b/a MorningStar of Idaho Falls) in Idaho
83.CHP Isle at Cedar Ridge TX Owner, LLC
84.CHP Isle at Cedar Ridge TX Tenant Corp. (d/b/a Isle at Cedar Ridge) in Texas
85.CHP Isle at Watercrest-Bryan TX Owner, LLC
86.CHP Isle at Watercrest-Bryan TX Tenant Corp. (d/b/a Isle at Watercrest-Bryan) in Texas
87.CHP Isle at Watercrest-Mansfield TX Owner, LLC
88.CHP Isle at Watercrest-Mansfield TX Tenant Corp. (d/b/a Isle at Watercrest-Mansfield) in Texas
89.CHP Jacksonville FL MOB Owner, LLC
90.CHP Jasper AL Owner, LLC
91.CHP Jasper AL Tenant Corp. (d/b/a Harborchase of Jasper)
92.CHP Jefferson Commons Condo MOB Owner, LLC
93.CHP Jonesboro Healthcare Owner, LLC
94.CHP JV SL Development Holding, LLC
95.CHP Katy TX Member, LLC
96.CHP Knoxville Plaza A MOB Owner, LLC
97.CHP Knoxville Plaza B MOB Owner, LLC
98.CHP Knoxville TN MOB Owner, LLC
99.CHP Knoxville TN MOB Parent, LLC
100.CHP Lake Zurich IL Owner, LLC
101.CHP Lake Zurich IL Tenant Corp. (d/b/a Cedar Lake Assisted Living & Memory Care) in Illinois
102.CHP Lancaster OH Senior Living Owner, LLC
103.CHP Las Vegas NV Rehab Owner, LLC
104.CHP Layton UT Owner, LLC
105.CHP Layton UT Tenant Corp. (d/b/a Fairfield Village of Layton and Fairfield Village Rehabilitation) in Utah
106.CHP Leawood KS MOB Owner, LLC
107.CHP Legacy Ranch TX Owner, LLC
108.CHP Legacy Ranch TX Tenant Corp. (d/b/a Legacy Ranch) in Texas
109.CHP Lincoln Plaza AZ MOB Owner, LLC
110.CHP Longview-Monticello Park WA Owner, LLC
111.CHP Longview-Monticello Park WA Tenant Corp.
112.CHP Magnolia Healthcare Owner, LLC
113.CHP Maplewood MN Owner, LLC
114.CHP Maplewood MN Tenant Corp. (d/b/a The Shores of Lake Phalen) in Minnesota and Florida
115.CHP Margate FL Medical Arts Owner, LLC
116.CHP Margate FL Medical Park Owner, LLC
117.CHP Marietta GA Senior Living Owner, LLC
118.CHP Matthews MOB Parent, LLC

119.CHP Matthews NC MOB Owner, LLC
120.CHP Meadows Place TX Holding GP, LLC
121.CHP Meadows Place TX Holding, LP
122.CHP Meadows Place TX Owner GP, LLC
123.CHP Meadows Place TX Senior Living Owner, LP
124.CHP Meadows Place TX Tenant Corp. (d/b/a The Hampton at Meadows Place) in Texas
125.CHP Medford-Arbor Place OR Owner, LLC
126.CHP Medford-Arbor Place OR Tenant Corp. (d/b/a Prestige Senior Living Arbor Place Memory Care and Prestige Senior Living Arbor Place) in Oregon
127.CHP Medical Arts MOB Owner, LLC
128.CHP MetroView-Charlotte MOB Parent, LLC
129.CHP MetroView-Charlotte NC MOB Owner, LLC
130.CHP Midtown-Charlotte MOB Parent, LLC
131.CHP Midtown-Charlotte NC MOB Owner, LLC
132.CHP Mine Creek Healthcare Owner, LLC
133.CHP Mishawaka IN Rehab Owner, LLC
134.CHP MOB Holding, LLC
135.CHP NC Specialty Hospital Owner, LLC
136.CHP NC-GA MOB Parent, LLC
137.CHP Newburyport MA MOB Owner, LLC
138.CHP NNN Development Holding, LLC
139.CHP North Mountain AZ MOB Owner, LLC
140.CHP Novi MI MOB Owner, LLC
141.CHP O'Fallon MO Owner, LLC
142.CHP O'Fallon MO Tenant Corp.
143.CHP Oklahoma City OK Rehab Owner, LLC
144.CHP Oxford NC MOB Owner, LLC
145.CHP Panama City FL Owner, LLC
146.CHP Panama City FL Tenant Corp.
147.CHP Park at Plainfield IL Owner, LLC
148.CHP Park at Plainfield IL Tenant Corp. (d/b/a HarborChase of Plainfield) in Illinois
149.CHP Partners, LP
150.CHP Presbyterian-Charlotte MOB Parent, LLC
151.CHP Presbyterian-Charlotte NC MOB Owner, LLC
152.CHP Raider Ranch TX Owner, LLC
153.CHP Raider Ranch TX Senior Housing Owner, LLC
154.CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch) in Texas
155.CHP Rome GA MOB Owner, LLC
156.CHP Roxboro NC MOB Owner, LLC
157.CHP Salem-Orchard Heights OR Owner, LLC
158.CHP Salem-Orchard Heights OR Tenant Corp. (d/b/a Prestige Senior Living Orchard Heights Memory Care and Prestige Senior Living Orchard Heights) in Oregon
159.CHP Salem-Southern Hills OR Owner, LLC

160.CHP Salem-Southern Hills OR Tenant Corp. (d/b/a Prestige Senior Living Southern Hills) in Oregon
161.CHP San Antonio TX Holding GP, LLC
162.CHP San Antonio TX Holding, LP
163.CHP San Antonio TX MOB GP, LLC
164.CHP San Antonio TX MOB Owner, LP
165.CHP Santa Monica CA MOB Owner, LLC
166.CHP Searcy Healthcare Owner, LLC
167.CHP Senior Living Net Lease Holding, LLC
168.CHP Shorewood WI Owner, LLC
169.CHP Shorewood WI Tenant Corp.
170.CHP SL Development Holding, LLC
171.CHP SL Owner Holding I, LLC
172.CHP SL Owner Holding II, LLC
173.CHP South Bay Partners I, LLC
174.CHP Sparks NV Owner, LLC
175.CHP Sparks NV Tenant Corp.
176.CHP Spivey I-Jonesboro GA MOB Owner, LLC
177.CHP Spivey II-Jonesboro GA MOB Owner, LLC
178.CHP Springs TX Owner, LLC
179.CHP Springs TX Tenant Corp. (d/b/a The Springs) in Texas
180.CHP Surprise AZ Rehab Owner, LLC
181.CHP Tega Cay SC Owner, LLC
182.CHP Tega Cay SC Tenant Corp.
183.CHP Tillamook-Five Rivers OR Owner, LLC
184.CHP Tillamook-Five Rivers OR Tenant Corp. (d/b/a Prestige Senior Living Five Rivers) in Oregon
185.CHP Town Village OK Owner, LLC
186.CHP Town Village OK Tenant Corp.
187.CHP TRS Development Holding, LLC
188.CHP TRS Holding, Inc.
189.CHP Tualatin-Riverwood OR Owner, LLC
190.CHP Tualatin-Riverwood OR Tenant Corp. (d/b/a Prestige Senior Living Riverwood) in Oregon
191.CHP Vancouver-Bridgewood WA Owner, LLC
192.CHP Vancouver-Bridgewood WA Tenant Corp. (d/b/a Prestige Senior Living Bridgewood) in Washington
193.CHP Watercrest at Bryan TX Owner, LLC (d/b/a Watercrest at Bryan) in Texas
194.CHP Watercrest at Bryan TX TRS Corp. (d/b/a Watercrest at Bryan) in Texas
195.CHP Watercrest at Katy TX Owner, LLC
196.CHP Watercrest at Katy TX TRS Corp.
197.CHP Watercrest at Mansfield Holding, LLC
198.CHP Watercrest at Mansfield TX Owner, LLC (d/b/a Watercrest at Mansfield) in Texas
199.CHP Watercrest at Mansfield TX TRS Corp. (d/b/a Watercrest at Mansfield) in Texas
200.CHP Wausau WI Senior Living Owner, LLC

201.CHP Westville IN MOB Owner, LLC
202.CHP Yakima WA II JV Member, LLC
203.CHP Yakima WA II Owner, LLC
204.CHP Yakima WA II Tenant Corp. (d/b/a Fieldstone at Pear Orchard) in Washington
205.CHP Yakima WA Owner, LLC
206.CHP Yakima WA Tenant Corp. (d/b/a Fieldstone Memory Care) in Washington
207.CHP Yelm-Rosemont WA Owner, LLC
208.CHP Yelm-Rosemont WA Tenant Corp. (d/b/a Prestige Senior Living Rosemont) in Washington
209.CHP Yuma AZ MOB Member, LLC
210.CHP Yuma AZ MOB Owner, LLC
211.CHT Aberdeen SD Senior Living, LLC
212.CHT Acworth GA Owner, LLC
213.CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia
214.CHT Billings MT Senior Living, LLC
215.CHT Brookridge Heights MI Owner, LLC
216.CHT Brookridge Heights MI Tenant Corp.
217.CHT Casper WY Senior Living, LLC
218.CHT Council Bluffs IA Senior Living, LLC
219.CHT Curry House MI Owner, LLC
220.CHT Curry House MI Tenant Corp.
221.CHT Decatur IL Senior Living, LLC
222.CHT GCI Partners I, LLC
223.CHT Grand Island NE Senior Living, LLC
224.CHT Harborchase Assisted Living Owner, LLC
225.CHT Harborchase TRS Tenant Corp. (d/b/a Harborchase of Villages Crossing) in Florida
226.CHT Lima OH Senior Living, LLC
227.CHT Mansfield OH Senior Living, LLC
228.CHT Marion OH Senior Living, LLC
229.CHT SL IV Holding, LLC
230.CHT Symphony Manor MD Owner, LLC
231.CHT Symphony Manor MD Tenant Corp.
232.CHT Tranquility at Fredericktowne MD Owner, LLC
233.CHT Tranquility at Fredericktowne MD Tenant Corp.
234.CHT Windsor Manor AL Holding, LLC
235.CHT Windsor Manor TRS Corp.
236.CHT Woodholme Gardens MD Owner, LLC
237.CHT Woodholme Gardens MD Tenant Corp.
238.CHT Zanesville OH Senior Living, LLC
239.CNL Healthcare Properties, Inc.
240.Grinnell IA Assisted Living Owner, LLC
241.Grinnell IA Assisted Living Tenant, LLC

242.Indianola IA Assisted Living Owner, LLC
243.Indianola IA Assisted Living Tenant, LLC
244.Nevada IA Assisted Living Owner, LLC
245.Nevada IA Assisted Living Tenant, LLC
246.Vinton IA Assisted Living Owner, LLC
247.Vinton IA Assisted Living Tenant, LLC
248.Webster City IA Assisted Living Owner, LLC
249.Webster City IA Assisted Living Tenant, LLC